SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2001

ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6155 El Camino Real, Carlsbad, CA	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 476-2200

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.2
EXHIBIT 23.1

     ViaSat, Inc., a Delaware corporation, hereby amends Item 5 and Item 7 of its current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2001 to read in its entirety as follows:

Item 5. Other Events.

     On December 12, 2001, we acquired all outstanding preferred units of U.S. Monolithics, LLC, an Arizona limited liability company (“USM”), from Wildblue Communications, Inc., a Delaware corporation (“Wildblue”), pursuant to a Unit Purchase Agreement dated as of December 12, 2001 (the “Wildblue Agreement”). The preferred units comprise approximately 35% of the outstanding equity interests of USM. In addition, on December 14, 2001 we entered into another Unit Purchase Agreement to acquire all outstanding common units of USM (the “USM Agreement”). The aggregate purchase price for the preferred and common units of USM is approximately $30 million. The acquisition of the common units is subject to customary closing conditions and is expected to occur in early January 2002. After the closing, we will become the sole equity holder of USM, which will continue its business as our wholly-owned subsidiary.

     Under the terms of the Wildblue Agreement, we exchanged (a) a secured promissory note in the amount of $6,000,000, (b) an unsecured promissory note in the amount of $500,000 and (c) a credit of $3,500,000 against certain payment obligations of Wildblue under a commercial agreement that we entered into with Wildblue concurrently with the signing of the Wildblue Agreement, for all of the outstanding preferred units of USM. The secured note and the unsecured note bear interest at the rate of 5% per annum, with all principal and interest due on January 31, 2002. In addition, we entered into a security agreement with Wildblue pledging a portion of the preferred units of USM to secure our payment obligations under the secured note.

     Under the terms of the USM Agreement, subject to certain adjustments that may occur at the closing, we will exchange (a) an aggregate of 1,163,190 shares of our common stock and (b) $760,214 in cash (the “Acquisition Consideration”) for all of the outstanding common units of USM. The Acquisition Consideration is subject to certain closing adjustments as to the mix of shares of common stock and cash to be issued to certain sellers at the closing. The USM Agreement also provides that approximately 65% of the Acquisition Consideration will be placed in escrow for the purpose of securing the indemnification obligations of the sellers. The portion of the Acquisition Consideration placed in escrow is to be released in three equal annual installments, subject to any indemnification claims. The shares of our common stock to be issued under the USM Agreement will be exempt from registration under the Securities Act of 1933. The USM Agreement obligates us to file a registration statement registering approximately 35% of the shares (1) within 45 days of the closing, if the closing occurs in 2001, or (2) within 90 days of the closing, if the closing occurs in 2002.

     Founded in 1998, USM is primarily focused on developing proprietary gallium arsenide (GaAs) millimeter wave Integrated Circuits (MMICs) for use in broadband communications. USM’s systems background and proprietary capabilities have also enabled them to design power amplifiers, frequency block upconverters, and entire transceivers for the high frequency, broadband markets. USM also has strong capabilities with respect to high frequency packaging.

     The foregoing description of the Wildblue Agreement, the USM Agreement, the promissory notes, the security agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 through 10.5 and incorporated herein by reference. The press release issued by ViaSat on December 19, 2001 regarding the above-described transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference. Also attached hereto as Exhibits 99.2 and 99.3 are historical financial statements of USM, which may not have been prepared in certain respects in accordance with applicable SEC and accounting regulations.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit

10.1(1)	Unit Purchase Agreement dated as of December 12, 2001 by and between ViaSat, Inc. and Wildblue Communications, Inc.

10.2	Amended and Restated Secured Note dated as of December 12, 2001 by ViaSat, Inc. in favor of Wildblue Communications, Inc.

10.3(1)	Unsecured Note dated December 12, 2001 by ViaSat, Inc. in favor of Wildblue Communications, Inc.

10.4(1)	Pledge and Security Agreement dated as of December 12, 2001 by and between ViaSat, Inc. and Wildblue Communications, Inc.

10.5(1)	Unit Purchase Agreement dated as of December 14, 2001 by and among ViaSat, Inc. and the parties identified under the heading “Sellers” on the signature pages thereto.

23.1	Consent of Nelson Lambson & Co., PLC.

99.1(1)	Press Release, dated December 19, 2001.

99.2(1)	Audited Financial Statements of U.S. Monolithics, LLC, for the years ended December 31, 2000 and 1999.

99.3(1)	Unaudited Balance Sheet, Income Statement and Statement of Cash Flows of U.S. Monolithics, LLC, for the nine-month period ended September 30, 2001.

(1)	Previously filed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2001	VIASAT, INC.

By:	/s/ Gregory D. Monahan Gregory D. Monahan Vice President-Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1(1)	Unit Purchase Agreement dated as of December 12, 2001 by and between ViaSat, Inc. and Wildblue Communications, Inc.

10.2	Amended and Restated Secured Note dated as of December 12, 2001 by ViaSat, Inc. in favor of Wildblue Communications, Inc.

10.3(1)	Unsecured Note dated December 12, 2001 by ViaSat, Inc. in favor of Wildblue Communications, Inc.

10.4(1)	Pledge and Security Agreement dated as of December 12, 2001 by and between ViaSat, Inc. and Wildblue Communications, Inc.

10.5(1)	Unit Purchase Agreement dated as of December 14, 2001 by and among ViaSat, Inc. and the parties identified under the heading “Sellers” on the signature pages thereto.

23.1	Consent of Nelson Lambson & Co., PLC.

99.1(1)	Press Release, dated December 19, 2001.

99.2(1)	Audited Financial Statements of U.S. Monolithics, LLC, for the years ended December 31, 2000 and 1999.

99.3(1)	Unaudited Balance Sheet, Income Statement and Statement of Cash Flows of U.S. Monolithics, LLC, for the nine-month period ended September 30, 2001.

(1) Previously filed.

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